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                                                                    Exhibit 23.1
                                                                    ------------

                         CONSENT OF INDEPENDENT AUDITORS
                        --------------------------------


The Board of Directors
CMGI, Inc. (formerly "CMG Information Services, Inc."):

We consent to the incorporation by reference in the registration statements of CMGI, Inc. on Forms S-8 (File No. 33-86742 and File No. 33-06745) and on Form S-3 (File No. 333-71863) of our reports dated September 22, 1998, except as to
Note 19, which is as of October 27, 1998, and except for the restatement referred to in Notes 2, 3 and 14, as to which the date is May 7, 1999, relating to the consolidated balance sheets of CMGI, Inc. and subsidiaries as of July 31, 1998 and 1997, and the related consolidated statements of operations, stockholders' equity and cash flows and related schedule for each of the years of the three-year period ended July 31, 1998, which reports appear in the July 31, 1998 annual report on Form 10-K/A of CMGI, Inc.




                                                        /s/ KPMG LLP
                                                        KPMG LLP


Boston, Massachusetts
May 26, 1999